OTCBB: CNYC

CANYON COPPER ADOPTS 2009 STOCK OPTION PLAN, GRANTS STOCK OPTIONS AND
SUSPENDS AND/OR TERMINATES PREVIOUS STOCK OPTION PLANS

VANCOUVER, BC, August 21, 2009 – On August 21, 2009, the Board of Directors of Canyon Copper Corp. (the “Company”) (OTCBB:CNYC) adopted the Company’s 2009 Stock Option Plan (the "2009 Stock Option Plan"). The purpose of the 2009 Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company. A total of 7,800,000 shares of the Company’s common stock are available for issuance under the 2009 Stock Option Plan. However, under the terms of the 2009 Stock Option Plan, at any time after October 1, 2009, the authorized number of shares available under the 2009 Stock Option Plan may be increased by the Company's Board of Directors, provided that the total number of shares issuable under the 2009 Stock Option Plan cannot exceed 10% of the total number of shares of common stock outstanding.

Grant of Options

On August 21, 2009, the Company issued non-qualified stock options to purchase a total of 3,950,000 shares of common stock to various employees, officers, directors and consultants of the Company pursuant to the 2009 Stock Option Plan. Each of the options was granted with an exercise price of $0.10 per share and expires on August 20, 2014. Also on August 21, 2009, the Company issued non-qualified stock options to purchase 150,000 shares of common stock to a consultant of the Company. This grant of non-qualified stock options was not made pursuant to the 2009 Stock Option Plan. The options are exercisable at a price of $0.10 per share and expire on August 20, 2014.

Suspension and/or Termination of Previous Stock Option Plans

On August 21, 2009, prior to the adoption of the 2009 Stock Option Plan, the Board of Directors of the Company decided to suspend and/or terminate the following previous stock option plans in order to limit the number of shares that may be optioned by the Company:

(a)

suspend the granting of new options under the 2004 Non-Qualified Stock Option Plan dated June 17, 2004, as amended on April 6, 2005, (the “2004 Stock Option Plan”). The Board of Directors also decided that the 2004 Stock Option Plan will terminate once all existing options granted have been exercised, expired or otherwise terminated;

(b)	terminate the 2006 Stock Incentive Plan dated April 5, 2006 as all options have expired or otherwise been terminated; and

(c)

suspend the granting of new options under the 2007 Stock Incentive Plan dated December 3, 2007 (the “2007 Stock Incentive Plan”). The Board of Directors also decided that the 2007 Stock Incentive Plan will terminate once all existing options granted have been exercised, expired or otherwise terminated.

About Canyon Copper

The Company's New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

Suite 408 – 1199 West Pender Street • Vancouver, B.C. • V6E 2R1
TEL (604) 331-9326 • FAX (604) 684-9365

On behalf of the Board of Directors,

“Kurt Bordian”

CANYON COPPER CORP.
Kurt Bordian, CFO and Treasurer

This News Release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.